UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2011

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2011, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Curis, Inc. (the “Company”) approved cash bonus and short term cash incentive award arrangements for its named executive officers as follows:

1. Discretionary Bonus for 2010 Performance. The Compensation Committee awarded to each of the named executive officers a one-time, discretionary cash bonus for fiscal 2010 performance as follows:

Name	Total 2010 Discretionary Cash Bonus
Daniel R. Passeri	$50,000
Michael P. Gray	$41,667
Mark W. Noel	$16,667
Changgeng Qian, Ph.D., M.D.	$33,333
Mitchell Keegan	$16,667

2. 2011 Short Term Cash Incentive Award Program. The Compensation Committee also approved a cash incentive award program for its named executive officers pursuant to which each of the named executive officers will be entitled to receive a cash incentive award from the Company which is contingent upon the Compensation Committee’s determination that the Company has achieved specified capital raising transaction objectives for the fiscal year ended December 31, 2011. Specifically, each named executive officer who is serving as an executive officer on the date the award is paid will be entitled to receive a cash incentive award based upon the Company having actually received or having earned the unconditional right to receive, at any point on or after January 1, 2011 and on or before December 31, 2011, specified amounts of additional working capital such as in the form of unrestricted cash payments through milestones, license fees or other payments under existing or new collaborations and/or through the sale of equity to one or more third parties. The cash incentive award program will be administered by the Compensation Committee. The Compensation Committee has retained the authority and discretion to amend, modify, alter or terminate the cash incentive program at any time based upon such factors as the Compensation Committee deems appropriate. Payment of the cash incentive awards, if any, will be made after the completion of fiscal year 2011 and no later than March 15, 2012. The cash incentive awards payable to the named executive officers are as follows:

Name	Total 2011 Cash Incentive Amount Payable
Daniel R. Passeri	$150,000
Michael P. Gray	$125,000
Mark W. Noel	$50,000
Changgeng Qian, Ph.D., M.D.	$100,000
Mitchell Keegan	$50,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:  January 12, 2011

By:  /s/    Michael P. Gray

        Michael P. Gray

        Chief Operating Officer and

        Chief Financial Officer